EXHIBIT 99.1

NEWS RELEASE
	Contacts:	Gregg Piontek, SVP & CFO Newpark Resources, Inc. gpiontek@newpark.com 281-362-6800
FOR IMMEDIATE RELEASE

NEWPARK RESOURCES ANNOUNCES NEW CHAIRMAN

THE WOODLANDS, TX - MAY 21, 2018 - Newpark Resources, Inc. (NYSE: NR) today announced that Anthony J. Best has been named Chairman of the Board effective May 17, 2018, succeeding David C. Anderson, following Mr. Anderson’s previously disclosed retirement.
Mr. Best joined the Company’s Board of Directors in March 2014 and has served as Chairman of the Compensation Committee as well as a member of the Audit and Nominating and Corporate Governance Committees. Mr. Best retired from SM Energy in January 2015, where he served as Chief Executive Officer and member of their Board of Directors since February 2007. Prior to joining SM Energy, Mr. Best served as President and Chief Executive Officer of Pure Resources, Inc., an exploration and production company in Midland, Texas, and held various roles during his 21 years with the Atlantic Richfield Company, including Prudhoe Bay Field Manager, Vice President Western U.S., President ARCO Permian, and President ARCO Latin America.
Paul L. Howes, President and Chief Executive Officer, stated, “Tony Best’s expertise and guidance has been an invaluable asset to the Board over the past four years and we look forward to his leadership of the Board as we continue to execute our long-term strategy. Again, I would also like to thank David Anderson for his critical leadership and contributions to Newpark during his 12 years of service to the Company.”

Newpark Resources, Inc. is a worldwide provider of value-added fluids systems and composite matting systems used in oilfield and other commercial markets. For more information, visit our website at www.newpark.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act that are based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including Newpark's strategy for growth, product development, market position, expected expenditures and future financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like "expects," "anticipates," "plans," "intends," "projects," "indicates," and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K for the year ended December 31, 2017, as well as others, could cause results to differ materially from those expressed in, or implied by, these statements. These risk factors include, but are not limited to, risks related to the worldwide oil and natural gas industry, our customer concentration and reliance on the U.S. exploration and production market, risks related to our international operations, the cost and continued availability of borrowed funds including noncompliance with debt covenants, operating hazards present in the oil and natural gas industry, our ability to execute our business strategy and make successful business acquisitions and capital investments, the availability of raw materials and skilled personnel, our market competition, compliance with legal and regulatory matters, including environmental regulations, the availability of insurance and the risks and limitations of our insurance coverage, potential impairments of long-lived intangible assets, technological developments in our industry, risks related to severe weather, particularly in the U.S. Gulf Coast, cybersecurity breaches or business system disruptions and risks related to the fluctuations in the market value of our common stock. Newpark's filings with the Securities and Exchange Commission can be obtained at no charge at www.sec.gov, as well as through our website at www.newpark.com.

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